KKR & Co. Inc. Reports Second Quarter 2023 Financial Results August 7, 2023

i New York, August 7, 2023 – KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2023 results. Conference Call A conference call to discuss KKR's financial results will be held on August 7, 2023 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co. “We delivered solid financial results in the second quarter against a market environment that remained challenging. Critically, we continued to execute on our growth initiatives including new product launches tailored to the Private Wealth channel as well as strategic activity at Global Atlantic. We remain confident these efforts will create significant value for shareholders for years to come.” Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers KKR Reports Second Quarter 2023 Financial Results

ii Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), book value. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non- GAAP measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com KKR Reports Second Quarter 2023 Financial Results

KKR & Co. Inc. Second Quarter Earnings

KKR's Second Quarter 2023 GAAP Results (Unaudited)

- GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $844.5 million for the quarter. GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $21.99 at quarter end.

($ in thousands, except per share data)		2Q'22		2Q'23		2Q'22 YTD		2Q'23 YTD
Revenues								
Asset Management	$	(308,210)	$	1,451,344	$	(473,442)	$	2,577,378
Insurance		631,603		2,175,174		1,796,198		4,176,622
Total Revenues	**$**	**323,393**	**$**	**3,626,518**	**$**	**1,322,756**	**$**	**6,754,000**
Expenses								
Asset Management		523,569		970,293		1,060,055		1,781,801
Insurance		41,126		2,152,189		862,372		4,200,764
Total Expenses	**$**	**564,695**	**$**	**3,122,482**	**$**	**1,922,427**	**$**	**5,982,565**
Total Investment Income (Loss) - Asset Management	**$**	**(1,675,291)**	**$**	**946,977**	**$**	**(27,883)**	**$**	**1,088,013**
Income Tax Expense (Benefit)		(102,511)		324,955		(65,860)		473,702
Redeemable Noncontrolling Interests		8		(1,740)		(55)		(9,043)
Noncontrolling Interests		(1,096,715)		266,086		148,272		193,083
Preferred Stock Dividends		17,250		17,249		34,500		34,499
Net Income (Loss) - KKR Common Stockholders	**$**	**(734,625)**	**$**	**844,463**	**$**	**(744,411)**	**$**	**1,167,207**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock								
Basic	$	(1.08)	$	0.98	$	(1.17)	$	1.36
Diluted	$	(1.08)	$	0.94	$	(1.17)	$	1.32
Weighted Average Shares of Common Stock Outstanding								
Basic		680,747,047		861,553,274		636,719,538		861,332,121
Diluted		680,747,047		912,147,881		636,719,538		913,068,567

		4Q'22		2Q'23
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$**	**20.55**	**$**	**21.99**

Note: All figures in this presentation are as of June 30, 2023, unless otherwise specifically indicated. KKR's financial statements reflect the implementation of long duration targeted improvements (LDTI) accounting changes at Global Atlantic. In addition, KKR reports its Insurance Segment Operating Earnings on a pre-tax basis. All of the historical figures have been recast for these changes. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding.

1

KKR

2 Financial Measures • Fee Related Earnings (“FRE”) of $602 million ($0.67/adj. share) in the quarter, up 31% year-over-year • FRE was $2.3 billion in the LTM ($2.53/adj. share), up 2% year-over-year • After-tax Distributable Earnings (“DE”) of $653 million ($0.73/adj. share) in the quarter, down 23% year-over-year • DE was $3.1 billion in the LTM ($3.43/adj. share), down 27% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $28.17 at quarter end including $20.33 per adj. share of Net Cash and Total Investments Capital Metrics • Assets Under Management (“AUM”) of $519 billion, up 6% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $420 billion, up 9% year- over-year • Uncalled Commitments of $100 billion • New Capital Raised of $13 billion in the quarter and $54 billion in the LTM • Capital Invested of $10 billion in the quarter and $51 billion in the LTM Corporate • Regular dividend of $0.165 per share of common stock was declared for the quarter • Share repurchase activity: From April 1, 2023 through August 1, 2023, KKR used $292 million to repurchase and retire 5.9 million shares. During this period, the repurchases and retirements were made at an average cost of $49.24 per share. KKR’s Second Quarter 2023 Highlights Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations, endnotes about Net Cash and Total Investments and other important information. See page 26 for record and payment dates for common and preferred stock.

KKR's Second Quarter 2023 Segment Earnings

($ in thousands, except per share data)	2Q'22	2Q'23	2Q'22 YTD	2Q'23 YTD
Management Fees	$ 654,927	$ 748,888	$ 1,279,855	$ 1,487,044
Transaction and Monitoring Fees, Net	107,301	190,228	413,339	332,407
Fee Related Performance Revenues	9,999	28,352	22,050	50,093
Fee Related Compensation	(173,748)	(217,684)	(385,968)	(420,778)
Other Operating Expenses	(137,244)	(147,475)	(263,119)	(297,879)
Fee Related Earnings	**$ 461,235**	**$ 602,309**	**$ 1,066,157**	**$ 1,150,887**
Realized Performance Income	730,858	149,334	1,340,065	324,732
Realized Performance Income Compensation	(474,428)	(97,085)	(858,063)	(211,094)
Realized Investment Income	276,888	114,675	626,242	312,769
Realized Investment Income Compensation	(41,533)	(17,183)	(93,936)	(46,897)
Asset Management Segment Operating Earnings	**953,020**	**752,050**	**2,080,465**	**1,530,397**
Insurance Segment Operating Earnings	**180,615**	**170,224**	**324,562**	**375,336**
Distributable Operating Earnings	**1,133,635**	**922,274**	**2,405,027**	**1,905,733**
Interest Expense and Other	(81,154)	(98,128)	(158,230)	(189,254)
Income Taxes on Operating Earnings	(201,265)	(171,542)	(421,544)	(344,599)
After-tax Distributable Earnings	**$ 851,216**	**$ 652,604**	**$ 1,825,253**	**$ 1,371,880**
Additional Financial Measures and Capital Metrics:				
FRE per Adjusted Share	$ 0.52	$ 0.67	$ 1.21	$ 1.29
After-tax DE per Adjusted Share	$ 0.96	$ 0.73	$ 2.07	$ 1.54
Total Asset Management Segment Revenues	$ 1,779,973	$ 1,231,477	$ 3,681,551	$ 2,507,045
Assets Under Management	$ 490,692,000	$ 518,523,000	$ 490,692,000	$ 518,523,000
Fee Paying Assets Under Management	$ 384,470,000	$ 419,994,000	$ 384,470,000	$ 419,994,000

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

KKR

3

4 Management Fees and Fee Related Earnings Fee Related Earnings Per Adjusted ShareManagement Fees • Increased by 18% to $2.9 billion in the LTM • Growth has been driven by an increase in Fee Paying AUM from organic capital raised ($ in millions) • Increased 1% year-over-year driven primarily by higher management fees and fee related performance revenues $1,442 $2,071 $2,656 $2,431 $2,864 2020 2021 2022 LTM 2Q'22 LTM 2Q'23 58% 61% $2.50 $2.53 63% 61% FRE per adjusted share FRE margin LTM 2Q'22 LTM 2Q'23

5 Assets Under Management • AUM increased to $519 billion, up 6% year-over-year, with $13 billion of organic new capital raised in the quarter and $54 billion in the LTM • Fee Paying AUM of $420 billion, up 9% year-over-year, with $13 billion of organic new capital raised in the quarter and $62 billion in the LTM • Perpetual Capital reached $200 billion, up 14% year-over-year driven primarily by the organic growth of Global Atlantic. Perpetual capital represents 39% of AUM and 48% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information. $491 $519 2Q'22 2Q'23 $384 $420 2Q'22 2Q'23 $176 $200 2Q'22 2Q'23

6 Additional Capital Detail Uncalled Commitments ($ in billions) • Dry Powder: Uncalled commitments of $100 billion are diversified across the firm’s strategies and are down 13% year-over-year • AUM Not Yet Paying Fees: At quarter end, there was $38 billion of committed capital with a weighted average management fee rate of approximately 100 bps that becomes payable when the capital is invested or enters its investment period, down 15% year-over-year • Carry Eligible AUM: Of the $257 billion of carried interest eligible AUM, $183 billion is above cost and accruing carry • Performance Fee Eligible AUM: $321 billion, remained flat year-over-year Note: See Appendix for endnotes for additional information relating to uncalled commitments. $115 $100 2Q'22 2Q'23 Performance Fee Eligible AUM ($ in billions) $321 $321 2Q'22 2Q'23

7 2Q'23 10% Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite • Gross unrealized carried interest totals $5.0 billion as of June 30, 2023 Traditional Private Equity Portfolio LTM Gross Return 2% 2%5% 5%2% -11%0% Note: Traditional Private Equity does not include Core or Growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results. Leveraged Credit Composite 12%3% Fund Investment Performance

Segment Detail

Asset Management Segment – Private Equity

- **AUM:** Increased 3% quarter-over-quarter and decreased 1% year-over-year to $170 billion with organic new capital raised of $2 billion in the quarter and YTD
  - New capital raised in the quarter was driven by Ascendant, a middle market focused traditional private equity strategy, and a private equity vehicle customized for private wealth investors
- **Realizations:** Carried Interest in 2Q was driven by traditional private equity in the U.S. and Asia
- **Capital Invested:** $3 billion in the quarter and $6 billion YTD. In 2Q, deployment was driven by core private equity and traditional private equity across Europe and the U.S.
- **Performance:** The Traditional Private Equity portfolio appreciated 2% in the LTM

($ in thousands)	2Q'22	2Q'23	2Q'22 YTD	2Q'23 YTD
Management Fees	$ 299,099	$ 320,081	$ 581,283	$ 636,422
Transaction and Monitoring Fees, Net	16,809	33,142	49,865	67,416
Fee Related Performance Revenues	—	—	—	—
Fee Related Revenues	**$ 315,908**	**$ 353,223**	**$ 631,148**	**$ 703,838**
Carried Interest	$ 634,146	$ 146,232	$ 1,213,913	$ 309,235
Incentive Fees	—	—	24,056	49
Realized Performance Income	**$ 634,146**	**$ 146,232**	**$ 1,237,969**	**$ 309,284**
Capital Metrics:				
Assets Under Management	$ 171,541,000	$ 170,139,000	$ 171,541,000	$ 170,139,000
Fee Paying Assets Under Management	$ 98,316,000	$ 103,730,000	$ 98,316,000	$ 103,730,000
Capital Invested	$ 5,700,000	$ 3,207,000	$ 10,084,000	$ 6,070,000
Uncalled Commitments	$ 70,984,000	$ 61,171,000	$ 70,984,000	$ 61,171,000

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KKR

Asset Management Segment – Real Assets

- **AUM:** Increased 1% quarter-over-quarter and 7% year-over-year to $122 billion with organic new capital raised of $3 billion in the quarter and $5 billion YTD
  - New capital raised in the quarter was driven by core infrastructure, real estate credit inflows and infrastructure vehicles customized for private wealth investors
- **Capital Invested:** $3 billion in the quarter and $8 billion YTD. In 2Q, deployment was driven primarily by Infrastructure across all geographies, as well as real estate credit and Asia real estate equity
- **Performance:** The Infrastructure portfolio appreciated 10% and the Opportunistic Real Estate portfolio declined 11% in the LTM

($ in thousands)	2Q'22	2Q'23	2Q'22 YTD	2Q'23 YTD
Management Fees	$ 161,707	$ 201,590	$ 315,520	$ 394,955
Transaction and Monitoring Fees, Net	1,569	5,179	9,199	10,913
Fee Related Performance Revenues	1,108	9,055	3,425	12,759
Fee Related Revenues	**$ 164,384**	**$ 215,824**	**$ 328,144**	**$ 418,627**
Carried Interest	$ 85,310	$ —	$ 85,310	$ 9,686
Incentive Fees	—	—	—	—
Realized Performance Income	**$ 85,310**	**$ —**	**$ 85,310**	**$ 9,686**
Capital Metrics:				
Assets Under Management	$ 113,789,000	$ 121,616,000	$ 113,789,000	$ 121,616,000
Fee Paying Assets Under Management	$ 93,258,000	$ 106,118,000	$ 93,258,000	$ 106,118,000
Capital Invested	$ 8,085,000	$ 3,250,000	$ 17,105,000	$ 7,916,000
Uncalled Commitments	$ 31,863,000	$ 23,840,000	$ 31,863,000	$ 23,840,000

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KKR

Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 1% quarter-over-quarter and 10% year-over-year to $227 billion with organic new capital raised of $8 billion in the quarter and $17 billion YTD
  - New capital raised in the quarter came from a diverse set of leveraged credit and private credit strategies
  - Comprised of: $112 billion of leveraged credit, $45 billion of asset-based finance, $33 billion of direct lending, $10 billion of strategic investments and $27 billion of liquid strategies (hedge fund partnerships)
- **Capital Invested:** $3 billion in the quarter and $5 billion YTD. 2Q deployment was most active in asset-based finance and direct lending
- **Performance:** The Leveraged Credit composite appreciated 12%, with the Alternative Credit composite up 5% in the LTM

($ in thousands)		2Q'22		2Q'23		2Q'22 YTD		2Q'23 YTD
Management Fees	$	194,121	$	227,217	$	383,052	$	455,667
Transaction and Monitoring Fees, Net		4,322		1,493		14,418		1,777
Fee Related Performance Revenues		8,891		19,297		18,625		37,334
Fee Related Revenues	**$**	**207,334**	**$**	**248,007**	**$**	**416,095**	**$**	**494,778**
Carried Interest	$	4,153	$	—	$	4,153	$	—
Incentive Fees		7,249		3,102		12,633		5,762
Realized Performance Income	**$**	**11,402**	**$**	**3,102**	**$**	**16,786**	**$**	**5,762**
Capital Metrics:								
Assets Under Management	$	205,362,000	$	226,768,000	$	205,362,000	$	226,768,000
Fee Paying Assets Under Management	$	192,896,000	$	210,146,000	$	192,896,000	$	210,146,000
Capital Invested	$	4,866,000	$	3,133,000	$	12,838,000	$	5,371,000
Uncalled Commitments	$	12,453,000	$	15,143,000	$	12,453,000	$	15,143,000

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KKR

12 • Transaction Fees: Totaled $150 million in the quarter and $252 million YTD • 2Q fees by geography and transaction type: • 53% originated in North America with 35% and 12% from Europe and Asia, respectively • Infrastructure was the largest fee generating strategy with 44% of total fees, followed by core private equity generating 18% • 79% of transaction fees were debt product focused Asset Management Segment − Capital Markets • Realizations: Realized Investment Income of $115 million in the quarter and $313 million YTD • Realizations in the quarter primarily driven by activity relating to traditional private equity and infrastructure • Balance Sheet Investment Return: Up 3% in the quarter and the LTM • Embedded Gains: $5.0 billion of embedded unrealized gains on the balance sheet at quarter end Asset Management Segment − Principal Activities ($ in thousands) 2Q'22 2Q'23 2Q'22 YTD 2Q'23 YTD Transaction Fees $ 84,601 $ 150,414 $ 339,857 $ 252,301 ($ in thousands) 2Q'22 2Q'23 2Q'22 YTD 2Q'23 YTD Net Realized Gains (Losses) $ 196,408 $ 15,342 $ 272,544 $ 107,249 Interest Income and Dividends, Net 80,480 99,333 353,698 205,520 Realized Investment Income $ 276,888 $ 114,675 $ 626,242 $ 312,769

Insurance Segment

- **Net Investment Income:** Net Investment Income of $1,284 million in the quarter, reflecting higher liquidity balances and relatively flat yields
- **Net Cost of Insurance:** Net Cost of Insurance totaled $812 million in the quarter, reflecting new business growth and higher funding costs
- **Highlights:**
  - Global Atlantic AUM totals $144 billion, of which $111 billion is Credit AUM. This includes Ivy II, Global Atlantic's reinsurance sidecar vehicle, which held its final close in the quarter
  - Formation of a strategic partnership with Japan Post Insurance as part of the international growth initiative
  - Announced the largest block reinsurance transaction in Global Atlantic's history. The block will add $13 billion to AUM following the expected closing in the second half of 2023

($ in thousands)	2Q'22	2Q'23	2Q'22 YTD	2Q'23 YTD
Net Investment Income	$ 964,396	$ 1,283,794	$ 1,826,810	$ 2,555,049
Net Cost of Insurance	(504,712)	(811,677)	(986,582)	(1,562,289)
General, Administrative and Other	(165,911)	(203,285)	(312,323)	(399,999)
Pre-tax Operating Earnings	293,773	268,832	527,905	592,761
Pre-tax Operating Earnings Attributable to Noncontrolling Interests	(113,158)	(98,608)	(203,343)	(217,425)
Insurance Segment Operating Earnings	**$ 180,615**	**$ 170,224**	**$ 324,562**	**$ 375,336**
Additional Financial Measures:				
Global Atlantic Book Value	$ 3,793,311	$ 4,353,892	$ 3,793,311	$ 4,353,892

Note: See Appendix for endnotes explaining certain terms. 2Q'23 and 2Q'23 YTD Net Investment Income both included $2 million ($1 million of segment operating earnings) of realized gains and losses not related to asset/liability matching investments strategies. 2Q'22 and 2Q'22 YTD Net Investment Income included $45 million ($20 million of segment operating earnings), and $60 million ($27 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies.

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KKR

Book Value

- **Book Value Per Adjusted Share:** Increased 4% year-over-year
  - Net Cash and Total Investments of $20.33 per adjusted share at 2Q'23, compared to $19.65 at 2Q'22
- **Total Cash and Investments:** $26 billion at quarter end
- **Global Atlantic Book Value:** Reflects our 63% economic ownership

($ in millions, except per share data)		4Q'22		2Q'23
(+) Cash and Short-term Investments	$	3,257	$	3,801
(+) Investments		17,628		18,023
(+) Net Unrealized Performance Income		2,510		2,871
(+) Other Assets, Net		6,979		6,838
(+) Global Atlantic Book Value		4,410		4,354
(-) Debt Obligations - KKR		6,958		7,160
(-) Debt Obligations - KFN		949		949
(-) Tax Liabilities, Net		1,649		1,716
(-) Other Liabilities		912		994
(-) Noncontrolling Interests		33		26
Book Value	**$**	**24,284**	**$**	**25,041**
Book Value Per Adjusted Share	**$**	**27.27**	**$**	**28.17**

Book Value Per Adjusted Share



$15.57
$19.24
$23.09
$28.87
$27.27
$27.12
$28.17
4Q'18
4Q'19
4Q'20
4Q'21
4Q'22
2Q'22
2Q'23

Note: Total Cash and Investments is calculated as Cash and Short-term Investments, plus Investments and Global Atlantic Book Value. See Appendix for GAAP reconciliations, endnotes about book value, investments and other important information.

KKR

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15 Investments Detail Investment Holdings by Asset Class Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information. ($ in millions) 2Q'23 Investments Fair Value Core Private Equity $ 6,187 Traditional Private Equity 3,660 Growth Equity 927 Private Equity Total 10,774 Real Estate 1,890 Infrastructure 1,592 Energy 810 Real Assets Total 4,292 Leveraged Credit 1,169 Alternative Credit 933 Credit Total 2,102 Other 855 Total Investments $ 18,023 ($ in millions) 2Q'23 Top 5 Investments Fair Value Fair Value as % of Total Investments USI, Inc. $ 1,403 8% PetVet Care Centers, LLC 1,070 6% Heartland Dental, LLC 824 5% Exact Holding B.V. 652 4% Arnott's Biscuits Limited 478 3% Top 5 Investments 4,427 25% Other Investments 13,596 75% Total Investments $ 18,023 100% Traditional Private Equity 20% Core Private Equity 34% Growth Equity 5% Energy 5% Real Estate 11% Infrastructure 9% Leveraged Credit 6% Alternative Credit 5% Other 5%

Capital Detail

17 Assets Under Management Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information. Duration of Capital Strategic & Perpetual Capital 91% of AUM is perpetual capital or has a duration of at least 8 years at inception Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other 51% of AUM is perpetual capital or long-dated strategic investor partnerships ($ in billions) $236 $262 $176 $200 $60 $62 2Q'22 2Q'23 Perpetual Capital 39% 12% 40% 9% Long-Dated Strategic Investor Partnerships

18 Six Months Ended June 30, 2023 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 165,147 $ 118,592 $ 220,158 $ 503,897 New Capital Raised 2,341 5,425 16,694 24,460 Distributions and Other (3,020) (3,165) (12,440) (18,625) Change in Value 5,671 764 2,356 8,791 Ending Balance $ 170,139 $ 121,616 $ 226,768 $ 518,523 Assets Under Management Rollforward Three Months Ended June 30, 2023 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 165,762 $ 120,806 $ 223,501 $ 510,069 New Capital Raised 1,992 2,812 7,979 12,783 Distributions and Other (1,793) (1,618) (5,882) (9,293) Change in Value 4,178 (384) 1,170 4,964 Ending Balance $ 170,139 $ 121,616 $ 226,768 $ 518,523 Note: See Appendix for endnotes about distributions, redemptions, and other important information.

19 Fee Paying Assets Under Management Rollforward Three Months Ended June 30, 2023 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 102,323 $ 105,727 $ 207,821 $ 415,871 New Capital Raised 3,145 3,139 7,160 13,444 Distributions and Other (1,882) (2,177) (5,821) (9,880) Change in Value 144 (571) 986 559 Ending Balance $ 103,730 $ 106,118 $ 210,146 $ 419,994 Six Months Ended June 30, 2023 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 102,261 $ 103,532 $ 206,130 $ 411,923 New Capital Raised 4,552 6,573 15,656 26,781 Distributions and Other (3,283) (3,527) (13,582) (20,392) Change in Value 200 (460) 1,942 1,682 Ending Balance $ 103,730 $ 106,118 $ 210,146 $ 419,994 Note: See Appendix for endnotes about distributions, redemptions, and other important information.

Supplemental Information

Investment Vehicle Summary

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
PRIVATE EQUITY BUSINESS LINE									
North America Fund XIII	8/2021	8/2027	$ 18,400	$ 12,209	3%	$ 6,191	$ —	$ 6,191	$ 6,880
Americas Fund XII	5/2017	5/2021	13,500	1,671	4%	12,428	6,801	9,767	18,667
North America Fund XI	11/2012	1/2017	8,718	158	3%	10,039	22,833	2,759	3,252
2006 Fund[(1)]	9/2006	9/2012	17,642	—	2%	17,309	37,415	19	8
Millennium Fund[(1)]	12/2002	12/2008	6,000	—	3%	6,000	14,123	—	6
Ascendant Fund	6/2022	6/2028	2,721	2,721	11%	—	—	—	—
European Fund VI	6/2022	6/2028	7,396	6,201	3%	1,195	—	1,195	1,047
European Fund V	7/2019	2/2022	6,334	1,023	2%	5,380	917	5,213	6,270
European Fund IV	2/2015	3/2019	3,512	5	6%	3,637	5,122	1,848	2,952
European Fund III[(1)]	3/2008	3/2014	5,505	145	5%	5,360	10,625	586	85
European Fund II[(1)]	11/2005	10/2008	5,751	—	2%	5,751	8,507	—	31
Asian Fund IV	7/2020	7/2026	14,735	8,511	4%	6,386	161	6,278	7,226
Asian Fund III	8/2017	7/2020	9,000	1,446	6%	8,064	5,294	6,773	11,596
Asian Fund II	10/2013	3/2017	5,825	—	1%	7,323	6,474	2,929	2,145
Asian Fund[(1)]	7/2007	4/2013	3,983	—	3%	3,974	8,728	110	—
China Growth Fund[(1)]	11/2010	11/2016	1,010	—	1%	1,010	1,065	322	135
Next Generation Technology Growth Fund III	11/2022	11/2028	2,620	2,620	7%	—	—	—	—
Next Generation Technology Growth Fund II	12/2019	5/2022	2,088	207	7%	2,078	496	1,876	2,637
Next Generation Technology Growth Fund	3/2016	12/2019	659	5	22%	668	1,036	322	949
Health Care Strategic Growth Fund II	5/2021	5/2027	3,789	3,122	4%	667	—	667	708
Health Care Strategic Growth Fund	12/2016	4/2021	1,331	189	11%	1,272	207	1,141	1,708
Global Impact Fund II	6/2022	6/2028	2,186	2,186	7%	—	—	—	—
Global Impact Fund	2/2019	3/2022	1,242	265	8%	1,152	332	1,011	1,538
Co-Investment Vehicles and Other	Various	Various	16,339	3,080	Various	13,690	8,126	9,816	12,050
Core Investment Vehicles	Various	Various	24,773	11,235	30%	14,397	927	14,039	22,960
Unallocated Commitments[(2)]	N/A	N/A	4,085	4,085	Various	—	—	—	—
Total Private Equity			**$ 189,144**	**$ 61,084**		**$ 133,971**	**$ 139,189**	**$ 72,862**	**$ 102,850**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from our strategic investor partnerships.

KKR

21

Investment Vehicle Summary (cont’d)

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE									
Energy Income and Growth Fund II	8/2018	8/2022	$ 994	$ —	20%	$ 1,191	$ 255	$ 987	$ 1,560
Energy Income and Growth Fund	9/2013	6/2018	1,974	—	13%	1,974	1,076	977	474
Natural Resources Fund[1]	Various	Various	887	—	Various	887	132	170	34
Global Energy Opportunities	Various	Various	915	62	Various	520	192	319	185
Global Infrastructure Investors IV	8/2021	8/2027	16,578	7,734	2%	9,133	289	8,962	9,448
Global Infrastructure Investors III	7/2018	6/2021	7,164	1,200	4%	6,230	1,769	5,417	6,572
Global Infrastructure Investors II	12/2014	6/2018	3,039	128	4%	3,164	4,753	1,094	1,605
Global Infrastructure Investors	9/2010	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	5,790	5,790	6%	—	—	—	—
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	1,382	7%	2,695	496	2,425	2,769
Diversified Core Infrastructure Fund	12/2020	(2)	8,844	663	6%	8,210	329	8,210	8,578
Real Estate Partners Americas III	1/2021	1/2025	4,253	1,802	5%	2,548	213	2,431	2,311
Real Estate Partners Americas II	5/2017	12/2020	1,921	229	8%	1,929	2,492	611	640
Real Estate Partners Americas	5/2013	5/2017	1,229	135	16%	1,024	1,408	94	55
Real Estate Partners Europe II	3/2020	3/2024	2,060	691	10%	1,512	368	1,335	1,256
Real Estate Partners Europe	8/2015	12/2019	707	110	10%	675	757	206	208
Asia Real Estate Partners	7/2019	7/2023	1,682	551	15%	1,138	19	1,107	1,246
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	5%	976	158	976	953
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	462	1,008	1,003
Property Partners Americas	12/2019	(2)	2,569	46	19%	2,523	159	2,523	2,645
Co-Investment Vehicles & Other	Various	Various	7,013	2,337	Various	4,743	1,652	4,277	3,923
Total Real Assets			**$ 74,531**	**$ 22,982**		**$ 53,130**	**$ 19,207**	**$ 43,129**	**$ 45,465**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The “Invested” and “Realized” columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Open ended fund.

KKR

22

Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period Start Date	Investment Period End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[(1)]									
Dislocation Opportunities Fund	8/2019	11/2021	$ 2,967	$ 556	14%	$ 2,412	$ 979	$ 1,824	$ 1,876
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	2,294	1,421	1,323
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,782	509	410
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,165	256	152
Asset-Based Finance Partners	10/2020	7/2025	2,059	1,175	7%	884	48	884	939
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	395	2%	1,850	821	1,276	1,237
Lending Partners III	4/2017	11/2021	1,498	607	2%	891	640	741	753
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,192	189	88
Lending Partners	12/2011	12/2014	460	40	15%	420	458	29	11
Lending Partners Europe II	5/2019	9/2023	837	158	7%	678	108	678	695
Lending Partners Europe	3/2015	3/2019	848	184	5%	662	398	310	231
Asia Credit	1/2021	5/2025	1,084	682	9%	402	5	402	453
Other Alternative Credit Vehicles	Various	Various	15,347	7,892	Various	7,578	5,816	3,824	3,967
Total Credit and Liquid Strategies			**$ 35,503**	**$ 12,164**		**$ 23,460**	**$ 15,706**	**$ 12,343**	**$ 12,135**
Total Eligible To Receive Carried Interest			**$ 299,178**	**$ 96,230**		**$ 210,561**	**$ 174,102**	**$ 128,334**	**$ 160,450**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 96,230	$ 160,450	$ 256,680
Incentive Fee Eligible	—	64,281	64,281
Total Performance Fee Eligible	**96,230**	**224,731**	**320,961**
Private Equity and Real Assets	945	42,918	43,863
Credit and Liquid Strategies	2,979	150,720	153,699
Total Assets Under Management	**$ 100,154**	**$ 418,369**	**$ 518,523**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

KKR

23

Stock Summary

From December 31, 2022 through August 1, 2023, KKR used a total of $292 million to repurchase 5.3 million shares in the open market and to retire equity awards representing 0.6 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, the repurchases and retirements were made at an average cost of $49.24 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	67.3
Reduction of Shares for Retired Equity Awards[2]	24.4
Total Repurchased Shares and Retired Equity Awards	**91.7**
Total Capital Used	$2,497
Average Price Paid Per Share	$27.23
Remaining Availability under Share Repurchase Plan	$208

Adjusted Shares	3Q'22	4Q'22	1Q'23	2Q'23
Common Stock	859,833,444	861,110,478	861,104,000	857,987,641
Exchangeable Securities and Other[3]	29,288,380	29,517,712	29,517,712	30,804,276
Adjusted Shares[4]	**889,121,824**	**890,628,190**	**890,621,712**	**888,791,917**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through August 1, 2023.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Includes (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc.
(4) Amounts exclude unvested shares granted under the equity incentive plans.

24

25 Investments Detail – Core Private Equity Background on Core Private EquityGrowth in Balance Sheet Fair Value ($ in billions) • Core Private Equity is a long duration investment strategy with a more modest risk return profile compared to traditional private equity; we are seeking mid-to-high teens gross IRRs in businesses that we believe can grow and compound value for more than a decade • Core Private Equity AUM totals $34 billion • KKR receives management fees on third party invested capital, with an opportunity to earn annual performance income as well as capital markets fees 58% 61% Core Private Equity on the Balance Sheet • The chart to the left shows the Fair Value of KKR's Core Private Equity balance sheet investments since 2018 • The $6.2 billion of fair value compares to $3.0 billion of cost for a 2.0x MOIC • Since inception, KKR's balance sheet Core Private Equity investments have generated a 20% IRR • In the quarter and in the LTM, the Core Private Equity balance sheet portfolio was +3% and +9%, respectively • Core Private Equity represents the largest allocation on KKR's balance sheet • 34% of balance sheet investments • Global portfolio comprised of 20 companies across multiple industries$1.2 $1.8 $2.0 $2.5 $2.7 $3.0 $1.4 $2.5 $3.2 $5.2 $5.7 $6.2 2018 2019 2020 2021 2022 2Q'23 Cost Embedded Gains

26 Dividends and Other Corporate Information The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.165 per share of common stock of KKR & Co. Inc. has been declared for the second quarter of 2023, which will be paid on August 31, 2023 to holders of record of common stock as of the close of business on August 17, 2023. Series C Mandatory Convertible Preferred Stock On September 15, 2023, each outstanding share of the Series C Mandatory Convertible Preferred Stock will automatically convert into a number of shares of our common stock based on the conversion rate set forth in the Series C Mandatory Convertible Preferred Stock prospectus supplement. In addition, a dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on September 15, 2023 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on September 1, 2023. Senior Notes In the second quarter, KKR issued six tranches of Japanese yen-denominated senior notes totaling ¥61.5 billion through its finance subsidiaries including ¥44.7 billion of 1.428% Senior Notes due 2028, ¥1.8 billion of 1.614% Senior Notes due 2030, ¥1.5 billion of 1.939% Senior Notes due 2033, ¥3.0 billion of 2.312% Senior Notes due 2038, ¥4.5 billion of 2.574% Senior Notes due 2043, and ¥6.0 billion of 2.747% Senior Notes due 2053. These notes are unsecured and unsubordinated obligations of KKR.

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)	2Q'22	2Q'23	2Q'22 YTD	2Q'23 YTD
Revenues				
Asset Management				
Fees and Other	$ 615,264	$ 754,447	$ 1,395,775	$ 1,431,463
Capital Allocation-Based Income (Loss)	(923,474)	696,897	(1,869,217)	1,145,915
	(308,210)	1,451,344	(473,442)	2,577,378
Insurance				
Net Premiums	(225,502)	626,429	146,642	1,100,053
Policy Fees	319,030	315,382	632,812	629,184
Net Investment Income	931,889	1,311,055	1,744,494	2,611,752
Net Investment-Related Gains (Losses)	(426,326)	(117,550)	(795,006)	(241,383)
Other Income	32,512	39,858	67,256	77,016
	631,603	2,175,174	1,796,198	4,176,622
Total Revenues	**$ 323,393**	**$ 3,626,518**	**$ 1,322,756**	**$ 6,754,000**
Expenses				
Asset Management				
Compensation and Benefits	250,876	657,114	534,548	1,232,784
Occupancy and Related Charges	18,861	23,593	37,010	45,742
General, Administrative and Other	253,832	289,586	488,497	503,275
	523,569	970,293	1,060,055	1,781,801
Insurance				
Net Policy Benefits and Claims	(256,179)	1,736,014	256,999	3,263,068
Amortization of Policy Acquisition Costs	(23,254)	170	(11,832)	44,381
Interest Expense	18,970	39,832	32,189	80,093
Insurance Expenses	130,338	172,121	246,141	397,439
General, Administrative and Other	171,251	204,052	338,875	415,783
	41,126	2,152,189	862,372	4,200,764
Total Expenses	**$ 564,695**	**$ 3,122,482**	**$ 1,922,427**	**$ 5,982,565**
Investment Income (Loss) - Asset Management				
Net Gains (Losses) from Investment Activities	(1,885,469)	570,085	(971,208)	410,676
Dividend Income	147,355	246,939	809,705	395,106
Interest Income	391,549	850,061	744,105	1,578,677
Interest Expense	(328,726)	(720,108)	(610,485)	(1,296,446)
Total Investment Income (Loss)	**$ (1,675,291)**	**$ 946,977**	**$ (27,883)**	**$ 1,088,013**
Income Tax Expense (Benefit)	(102,511)	324,955	(65,860)	473,702
Redeemable Noncontrolling Interests	8	(1,740)	(55)	(9,043)
Noncontrolling Interests	(1,096,715)	266,086	148,272	193,083
Preferred Stock Dividends	17,250	17,249	34,500	34,499
Net Income (Loss) - KKR Common Stockholders	**$ (734,625)**	**$ 844,463**	**$ (744,411)**	**$ 1,167,207**

28

KKR

29 GAAP Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 4Q'22 2Q'23 Assets Asset Management Cash and Cash Equivalents $ 6,705,325 $ 5,885,308 Investments 92,375,463 101,878,868 Other Assets 7,114,360 6,703,972 106,195,148 114,468,148 Insurance Cash and Cash Equivalents 6,118,231 4,421,172 Investments 124,199,176 129,599,964 Other Assets 38,834,081 39,205,515 169,151,488 173,226,651 Total Assets $ 275,346,636 $ 287,694,799 Liabilities and Equity Asset Management Debt Obligations 40,598,613 43,693,384 Other Liabilities 6,937,832 7,176,042 47,536,445 50,869,426 Insurance Debt Obligations 2,128,166 2,356,162 Other Liabilities 170,311,335 173,874,777 172,439,501 176,230,939 Total Liabilities $ 219,975,946 $ 227,100,365 Redeemable Noncontrolling Interests 152,065 183,413 Stockholders' Equity Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 1,115,792 Stockholders' Equity - Common Stock 17,691,975 18,865,775 Noncontrolling Interests 36,410,858 40,429,454 Total Equity $ 55,218,625 $ 60,411,021 Total Liabilities and Equity $ 275,346,636 $ 287,694,799

30 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 GAAP Shares of Common Stock Outstanding 859,833,444 859,833,444 861,110,478 861,104,000 857,987,641 Adjustments: Exchangeable Securities and Other 29,288,380 29,288,380 29,517,712 29,517,712 30,804,276 Adjusted Shares 889,121,824 889,121,824 890,628,190 890,621,712 888,791,917 Unvested Shares of Common Stock and Exchangeable Securities(1) 35,294,649 35,300,207 35,457,274 35,317,288 31,110,978 2Q'22 2Q'23 2Q'22 YTD 2Q'23 YTD Weighted Average GAAP Shares of Common Stock Outstanding - Basic 680,747,047 861,553,274 636,719,538 861,332,121 Adjustments: Weighted Average KKR Holdings Units 173,365,106 — 215,809,830 — Weighted Average Exchangeable Securities and Other 29,276,441 30,764,243 28,740,824 30,144,421 Weighted Average Adjusted Shares 883,388,594 892,317,517 881,270,192 891,476,542 (1) Excludes equity awards that have not met their market-price based vesting conditions.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	2Q'22	2Q'23	2Q'22 YTD	2Q'23 YTD	2Q'22 LTM	2Q'23 LTM
Net Income (Loss) - KKR Common Stockholders	$ (734,625)	$ 844,463	$ (744,411)	$ 1,167,207	$ 918,880	$ 1,320,954
Preferred Stock Dividends	17,250	17,249	34,500	34,499	76,953	68,999
Net Income (Loss) Attributable to Noncontrolling Interests	(1,096,707)	264,346	148,217	184,040	2,613,967	139,873
Income Tax Expense (Benefit)	(102,511)	324,955	(65,860)	473,702	519,508	664,955
Income (Loss) Before Tax (GAAP)	**$ (1,916,593)**	**$ 1,451,013**	**$ (627,554)**	**$ 1,859,448**	**$ 4,129,308**	**$ 2,194,781**
Impact of Consolidation and Other	785,565	(257,366)	(522,377)	(163,855)	(2,074,932)	(35,905)
Equity-based Compensation - KKR Holdings[1]	80,513	—	100,334	—	234,647	19,500
Preferred Stock Dividends	—	—	—	—	(2,519)	—
Income Taxes on Operating Earnings	(201,265)	(171,542)	(421,544)	(344,599)	(938,031)	(783,019)
Asset Management Adjustments:						
Unrealized (Gains) Losses	1,178,759	(458,311)	1,501,028	(358,984)	1,202,770	142,070
Unrealized Carried Interest	1,561,367	(435,495)	2,851,400	(638,154)	1,769,259	741,805
Unrealized Carried Interest Compensation (Carry Pool)	(646,239)	195,361	(1,160,226)	279,191	(678,312)	(313,979)
Strategic Corporate Related Charges	50,306	7,192	70,204	13,999	85,222	38,424
Equity-based Compensation	50,582	45,261	105,693	104,278	195,085	209,341
Equity-based Compensation - Performance based	59,831	63,654	117,784	130,927	163,963	252,072
Insurance Adjustments[2]:						
(Gains) Losses from Investments[2]	79,905	125,483	208,937	256,597	393,922	427,307
Non-operating Changes in Policy Liabilities and Derivatives[2]	(250,582)	57,463	(442,783)	163,954	(411,372)	22,242
Strategic Corporate Related Charges[2]	2,890	3,199	5,969	3,199	14,389	12,445
Equity-based and Other Compensation[2]	13,464	23,898	32,962	60,291	76,843	120,837
Amortization of Acquired Intangibles[2]	2,713	2,794	5,426	5,588	10,851	11,014
After-tax Distributable Earnings	**$ 851,216**	**$ 652,604**	**$ 1,825,253**	**$ 1,371,880**	**$ 4,171,093**	**$ 3,058,935**
Interest Expense	76,619	92,010	146,079	177,510	274,608	346,620
Preferred Stock Dividends	—	—	—	—	2,519	—
Net Income Attributable to Noncontrolling Interests	4,535	6,118	12,151	11,744	27,209	22,793
Income Taxes on Operating Earnings	201,265	171,542	421,544	344,599	938,031	783,019
Distributable Operating Earnings	**$ 1,133,635**	**$ 922,274**	**$ 2,405,027**	**$ 1,905,733**	**$ 5,413,460**	**$ 4,211,367**
Insurance Segment Operating Earnings	(180,615)	(170,224)	(324,562)	(375,336)	(895,475)	(775,536)
Realized Performance Income	(730,858)	(149,334)	(1,340,065)	(324,732)	(2,692,042)	(1,161,325)
Realized Performance Income Compensation	474,428	97,085	858,063	211,094	1,574,230	686,557
Realized Investment Income	(276,888)	(114,675)	(626,242)	(312,769)	(1,409,350)	(820,946)
Realized Investment Income Compensation	41,533	17,183	93,936	46,897	211,409	111,964
Fee Related Earnings	**$ 461,235**	**$ 602,309**	**$ 1,066,157**	**$ 1,150,887**	**$ 2,202,232**	**$ 2,252,081**

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding units of KKR Holdings.
(2) Amounts represent the portion allocable to KKR.

31

KKR

Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont'd)

($ in thousands)		2Q'22		2Q'23		2Q'22 YTD		2Q'23 YTD
Fee Related Earnings	$	461,235	$	602,309	$	1,066,157	$	1,150,887
Insurance Segment Operating Earnings		180,615		170,224		324,562		375,336
Realized Performance Income		730,858		149,334		1,340,065		324,732
Realized Performance Income Compensation		(474,428)		(97,085)		(858,063)		(211,094)
Realized Investment Income		276,888		114,675		626,242		312,769
Realized Investment Income Compensation		(41,533)		(17,183)		(93,936)		(46,897)
Depreciation and Amortization		7,801		11,051		15,366		21,485
Adjusted EBITDA	$	1,141,436	$	933,325	$	2,420,393	$	1,927,218

($ in thousands)		2Q'22		2Q'23		2Q'22 YTD		2Q'23 YTD
Total GAAP Revenues	$	323,393	$	3,626,518	$	1,322,756	$	6,754,000
Insurance GAAP Revenues		(631,603)		(2,175,174)		(1,796,198)		(4,176,622)
Impact of Consolidation and Other		139,977		146,365		329,727		301,213
Capital Allocation-Based Income (Loss) (GAAP)		923,474		(696,897)		1,869,217		(1,145,915)
Realized Carried Interest		723,609		146,232		1,303,376		318,921
Realized Investment Income		276,888		114,675		626,242		312,769
Insurance Segment Management Fees		69,321		110,638		128,305		218,908
Capstone Fees		(19,510)		(24,040)		(34,995)		(43,845)
Expense Reimbursements		(25,576)		(16,840)		(66,879)		(32,384)
Total Asset Management Segment Revenues	$	1,779,973	$	1,231,477	$	3,681,551	$	2,507,045

32

KKR

33 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands, except share and per share amounts) 4Q'18 4Q'19 4Q'20 4Q'21 4Q'22 2Q'22 2Q'23 KKR & Co. Inc. Stockholders' Equity - Common Stock $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,542,643 $ 17,691,975 $ 18,870,292 $ 18,865,775 Series C Mandatory Convertible Preferred Stock — — 1,115,792 1,115,792 1,115,792 1,115,792 1,115,792 Impact of Consolidation and Other 188,056 310,380 520,710 (1,048,569) 399,318 344,300 400,447 KKR Holdings and Exchangeable Securities 4,625,448 5,728,634 6,512,382 8,630,662 128,850 124,022 165,818 Accumulated Other Comprehensive Income and Other (Insurance) — — — 240,773 4,948,100 3,660,092 4,493,092 Book Value $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,481,301 $ 24,284,035 $ 24,114,498 $ 25,040,924 Adjusted Shares 833,938,476 850,388,924 877,613,164 882,589,036 890,628,190 889,121,824 888,791,917 Book Value per Adjusted Share $ 15.57 $ 19.24 $ 23.09 $ 28.87 $ 27.27 $ 27.12 $ 28.17

KKR's Second Quarter 2023 Segment Earnings – Detailed View

($ in thousands)	2Q'22	2Q'23	2Q'22 YTD	2Q'23 YTD
Management Fees	$ 654,927	$ 748,888	$ 1,279,855	$ 1,487,044
Transaction and Monitoring Fees, Net	107,301	190,228	413,339	332,407
Fee Related Performance Revenues	9,999	28,352	22,050	50,093
Fee Related Compensation	(173,748)	(217,684)	(385,968)	(420,778)
Other Operating Expenses	(137,244)	(147,475)	(263,119)	(297,879)
Fee Related Earnings	**461,235**	**602,309**	**1,066,157**	**1,150,887**
Realized Carried Interest	723,609	146,232	1,303,376	318,921
Incentive Fees	7,249	3,102	36,689	5,811
Realized Performance Income Compensation	(474,428)	(97,085)	(858,063)	(211,094)
	256,430	**52,249**	**482,002**	**113,638**
Net Realized Gains (Losses)	196,408	15,342	272,544	107,249
Interest Income and Dividends, Net	80,480	99,333	353,698	205,520
Realized Investment Income Compensation	(41,533)	(17,183)	(93,936)	(46,897)
	235,355	**97,492**	**532,306**	**265,872**
Asset Management Segment Operating Earnings	**953,020**	**752,050**	**2,080,465**	**1,530,397**
Insurance Segment Operating Earnings	**180,615**	**170,224**	**324,562**	**375,336**
Distributable Operating Earnings	**1,133,635**	**922,274**	**2,405,027**	**1,905,733**
Interest Expense	(76,619)	(92,010)	(146,079)	(177,510)
Net Income Attributable to Noncontrolling Interests	(4,535)	(6,118)	(12,151)	(11,744)
Income Taxes on Operating Earnings	(201,265)	(171,542)	(421,544)	(344,599)
After-tax Distributable Earnings	**$ 851,216**	**$ 652,604**	**$ 1,825,253**	**$ 1,371,880**

34

KKR

35 Notes to page 2 – KKR's Second Quarter 2023 Highlights • Net Cash and Total Investments is calculated as Cash and Short-term Investments, less Debt Obligations – KKR and KFN, plus Investments and Global Atlantic Book Value. Please see the endnote for page 15 for information about the term "investments." Notes to page 3 – KKR’s Second Quarter 2023 Segment Earnings • The amount of tax benefit from equity-based compensation for 2Q'23 and 2Q'22 was $10.5 million and $15.9 million, respectively, and for 2Q'23 YTD and 2Q'22 YTD was $24.2 million and $27.7 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 2Q'23 and 2Q'22 both by 2%, and for 2Q'23 YTD and 2Q'22 YTD both by 2%. Notes to page 5 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $6.0 billion, $2.0 billion and $1.2 billion to its Private Equity, Real Assets and Credit and Liquid Strategies business lines, respectively. Notes to page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity (including global impact) funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development company), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 21 to 23. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Important Information − Endnotes

36 Notes to page 13 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Notes to page 14 – Book Value • KKR owns 63.3% of Global Atlantic. • Assuming that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of June 30, 2023 would have been reduced by approximately $1.59 per adjusted share, compared to our reported book value of $28.17 per adjusted share on such date. • Please see the endnote for page 15 for information about the term "investments." Notes to page 15 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. Investments presented are principally the assets measured at fair value that are held by KKR's asset management segment, which, among other things, does not include the underlying investments held by Global Atlantic and Marshall Wace. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Top 5 Investments include the top five investments based on their fair values as of June 30, 2023. Top 5 Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments, and (iv) the portion of any investment that may be held through collateralized loan obligations or levered multi-asset investment vehicles, if any. Accordingly, this list of Top 5 Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 15 for information about the asset class exposure of KKR's balance sheet. The investments in this list do not deduct fund or vehicle level debt, if any, incurred in connection with funding the investment. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Important Information − Endnotes (cont’d)

37 Notes to page 17 – Duration of Capital • Please see endnote for page 5 for information about the term "perpetual capital." • "Other" in the chart primarily includes hedge fund partnerships and certain leveraged credit funds. Notes to page 18 – Assets Under Management Rollforward • For the three months ended June 30, 2023, Distributions and Other includes $79 million of redemptions by fund investors in Real Assets and $1,200 million of redemptions by fund investors in Credit and Liquid Strategies. • For the six months ended June 30, 2023, Distributions and Other includes $158 million of redemptions by fund investors in Real Assets and $3,733 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to page 19 – Fee Paying Assets Under Management Rollforward • For the three months ended June 30, 2023, Distributions and Other includes net changes in fee base of certain Real Assets funds of $375 million, $79 million of redemptions by fund investors in Real Assets, and $1,200 million of redemptions by fund investors in Credit and Liquid Strategies. • For the six months ended June 30, 2023, Distributions and Other includes net changes in fee base of certain Real Assets funds of $375 million, $158 million of redemptions by fund investors in Real Assets, and $3,733 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to pages 21 to 23 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Important Information − Endnotes (cont’d)

38 Important Information – Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled financial measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After- tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Net Income Attributable to Noncontrolling Interests and Income Taxes on Operating Earnings. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. Income Taxes on Operating Earnings represents the (i) amount of income taxes that would be paid assuming that all pre-tax Asset Management distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged and (ii) the amount of income taxes on Insurance Segment Operating Earnings. Income taxes on Insurance Segment Operating Earnings represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Income Taxes on Operating Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces operating income taxes during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes on Operating Earnings, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

39 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) excludes the net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders, (ii) includes the net assets that are attributable to certain securities exchangeable into shares of common stock of KKR & Co. Inc., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders. KKR's book value includes the net impact of KKR's tax assets and liabilities as calculated under GAAP. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of income tax. • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate related charges and (iv) non-recurring items, if any. Strategic corporate related charges arise from corporate actions and consist primarily of (i) impairments, (ii) transaction costs from strategic acquisitions, and (iii) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter-segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments. • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) related unrealized carried interest compensation (i.e. the carry pool). Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, and (iv) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/liability matching investments strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management costs that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

40 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

41 Important Information – Non-GAAP and Other Measures (cont’d) Other Measures and Terms (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

42 Important Information – Other Legal Disclosures Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

43 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Asset Management (and Insurance) Segment Operating Earnings, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage operations and investments of acquired companies; the effects of any acquisition on KKR’s operating results; expansion and growth opportunities and other synergies resulting from acquisitions, reorganizations or strategic partnerships, including Global Atlantic and KJRM; the timing and expected impact to our business of any new fund, investment vehicle or product launches; the ability of core private equity investments to generate earnings that compound over a long period of time; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes, some of which were completed on May 31, 2022, and other which will be completed in the future. On May 31, 2022, KKR & Co. Inc. completed the merger transactions contemplated by the Reorganization Agreement. These forward-looking statements are based on KKR’s (including Global Atlantic’s and KJRM's) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, stock repurchases, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, book value, debt levels, outstanding shares of common stock of KKR & Co. Inc. and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from acquisitions; unforeseen liabilities or integration and other costs of acquisitions and timing related thereto; changes in the business of our acquisitions; distraction of management or other diversion of resources within KKR caused by acquisitions; retention of key employees from acquisitions; ability to maintain business relationships following the acquisitions; the pandemic’s impact on the U.S. and global economies and governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of our investments and decreased ability to raise funds; compliance with applicable laws; changes to the consolidated subsidiaries of KKR; KKR’s control of acquired companies; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in our businesses; the outcome of litigation and regulatory matters, as applicable; the degree and nature of KKR’s competition and changes to accounting standards, such as the recent implementation of the new accounting standard for long-duration contracts such as life insurance and annuities. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Important Information – Other Legal Disclosures (cont'd)